Exhibit 99.1

ORIC Pharmaceuticals Reports Fourth Quarter and Full Year 2023 Financial Results and Operational Updates

Presented initial Phase 1b data from three clinical programs that support potential best in class profiles, with ORIC-944 and ORIC-114 prioritized for further advancement towards registrational studies

Initiation of combination study of ORIC-944 with AR inhibitor(s) in metastatic prostate cancer expected in first half of 2024 and program update expected in mid-2024

Initiation of multiple dose expansion cohorts for ORIC-114 in patients with mutated NSCLC expected in first half of 2024 and updated Phase 1b data expected in first half of 2025

Strengthened cash position with $210 million from two private placement financings; cash and investments expected to fund operating plan into late 2026

SOUTH SAN FRANCISCO and SAN DIEGO, CA – March 11, 2024 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter and year ended December 31, 2023.

“We’ve made significant progress over the past year as we presented initial positive data readouts across our three clinical programs, ORIC-114, ORIC-944 and ORIC-533, demonstrating their potential as best-in-class cancer therapeutics,” said Jacob M. Chacko, M.D., president and chief executive officer. “We strengthened our balance sheet with the completion of two PIPE financings totaling $210 million from top-tier healthcare specialist funds and prioritized our clinical pipeline around ORIC-114 and ORIC-944. We are building on the momentum generated in 2023 with multiple clinical milestones planned through the first half of 2025 as we advance two programs towards the initiation of registrational studies in the second half of 2025.”

Fourth Quarter 2023 and Other Recent Highlights

ORIC-114: a brain penetrant, orally bioavailable, irreversible EGFR/HER2 inhibitor

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Presented initial data from the Phase 1b dose escalation trial for patients with EGFR or HER2 exon 20 mutated non-small cell lung cancer (NSCLC) at the ESMO Congress 2023. Initial data demonstrated potential best-in-class profile in heavily pretreated patients, with 81% of patients having received prior EGFR exon 20 targeted agents and 86% having CNS metastases at baseline. Data from 50 patients showed favorable safety and both systemic and CNS responses, including the first reported systemic and CNS confirmed complete response in a patient with active brain metastases.
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Presented preclinical data for ORIC-114 at ESMO Congress 2023, demonstrating potent activity across atypical mutations in EGFR, thus expanding the potential eligible patient population.

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Expect to initiate dose expansion of Phase 1b trial in multiple cohorts in the first half of 2024 and expect to report updated Phase 1b data in the first half of 2025.

ORIC-944: a potent and selective allosteric inhibitor of PRC2

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In January 2024, reported initial Phase 1b monotherapy data in metastatic prostate cancer demonstrating the potential of ORIC-944 as a best-in-class therapeutic, including half-life greater than 10 hours, robust target engagement and well tolerated safety profile, supporting advancement for combination development.
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Expect to initiate combination study with AR inhibitor(s) in the first half of 2024 and provide a program update in mid-2024.

ORIC-533: a highly potent, orally bioavailable small molecule inhibitor of CD73

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Presented initial data from the Phase 1b trial of ORIC-533 in patients with relapsed/refractory multiple myeloma at the 2023 ASH Annual Meeting. Initial data demonstrated preliminary evidence of clinical antimyeloma activity and predicted immune effects from preclinical models, as well as a clean safety profile, with only grade 1 and 2 treatment-related events in heavily pre-treated patients.
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Expect to complete dose escalation for the Phase 1b trial of ORIC-533 in the first quarter of 2024, and the company plans to pursue strategic partnership for combination studies.

Discovery Pipeline:

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Presented preclinical data confirming the therapeutic potential of highly selective PLK4 inhibitors as a synthetic lethal therapy for TRIM37 amplified breast cancers at the 2023 AACR Annual Meeting.
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Advanced ORIC-613, a novel, highly selective PLK4 inhibitor, through IND enabling studies.

Corporate Highlights:

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Strengthened cash position with $85 million and $125 million private placement financings from new and existing healthcare specialist funds in June 2023 and January 2024, respectively.

Fourth Quarter and Full Year 2023 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $235.0 million as of December 31, 2023. Including the $125.0 million private placement in January 2024, as of January 31, 2024 the Company had $351.8 million (unaudited) in cash, cash equivalents and investments, which is expected to fund the current operating plan into late 2026.

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R&D Expenses: Research and development (R&D) expenses were $24.5 million for the three months ended December 31, 2023, compared to $16.3 million for the three months ended December 31, 2022, an increase of $8.2 million. For the year ended December 31, 2023, R&D expenses were $85.2 million compared to $61.7 million for the same period of 2022, an increase of $23.5 million. The increases were due to a net increase in external expenses related to the advancement of product candidates and discovery programs, as well as higher personnel costs.

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G&A Expenses: General and administrative (G&A) expenses were $6.9 million for the three months ended December 31, 2023, compared to $5.8 million for the three months ended December 31, 2022, an increase of $1.1 million. The increase was primarily due to higher professional fees and personnel costs. For the year ended December 31, 2023, G&A expenses were $25.6 million compared to $25.1 million for the same period of 2022, an increase of $0.5 million. The increase was primarily due to higher personnel costs.

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IPR&D Expenses: Acquired in-process research and development (IPR&D) expenses of $5.0 million for the year ended December 31, 2022, were due to a development milestone payment related to ORIC-114. There were no such expenses for the year ended December 31, 2023.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (3) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the continued clinical development of ORIC-114 and ORIC-944; ORIC-114, ORIC-944 and ORIC-533 clinical outcomes, which may materially change as patient enrollment continues or more patient data become available; the development plans and timelines for ORIC-114, ORIC-944 and ORIC’s other product candidates; the potential advantages of ORIC-114 and ORIC-944 and ORIC’s other product candidates and programs; plans underlying ORIC’s clinical trials and development; anticipated program milestones, including timing of the initiation of studies and program and data updates; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC’s product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of health emergencies, economic instability or international conflicts on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements; the potential market for ORIC’s product candidates, and the progress and success of competing therapeutics currently available or in development; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in ORIC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2024, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2023	2022
Assets
Current assets:
Cash, cash equivalents and short-term investments	$208,187	$206,272
Prepaid expenses and other current assets	4,410	4,185
Total current assets	212,597	210,457

Long-term investments	26,852	21,951
Property and equipment, net	2,862	3,253
Other assets	9,696	11,517
Total assets	$252,007	$247,178

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$944	$1,320
Accrued liabilities	19,514	14,068
Total current liabilities	20,458	15,388

Other long-term liabilities	7,461	9,439
Total liabilities	27,919	24,827

Total stockholders' equity	224,088	222,351
Total liabilities and stockholders' equity	$252,007	$247,178

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Operating expenses:
Research and development	$24,481	$16,295	$85,172	$61,680
General and administrative	6,947	5,824	25,608	25,087
Acquired in-process research and development	—	—	—	5,000
Total operating expenses	31,428	22,119	110,780	91,767
Loss from operations	(31,428)	(22,119)	(110,780)	(91,767)

Other income, net	3,098	1,272	10,083	2,645
Net loss	$(28,330)	$(20,847)	$(100,697)	$(89,122)
Other comprehensive income (loss):
Unrealized gain (loss) on investments	627	456	1,549	(1,188)
Comprehensive loss	$(27,703)	$(20,391)	$(99,148)	$(90,310)
Net loss per share, basic and diluted	$(0.49)	$(0.52)	$(1.96)	$(2.25)
Weighted-average shares outstanding, basic and diluted	57,464,041	40,125,286	51,450,848	39,655,260